EXHIBIT (8)(f)(2)

EIGHTH AMENDMENT TO PARTICIPATION AGREEMENT (VANGUARD)

EIGHTH AMENDMENT TO PARTICIPATION AGREEMENT

This Amendment to Participation Agreement is dated and effective as of January 9, 2012, by and among Vanguard Variable Insurance Fund, The Vanguard Group, Inc., Vanguard Marketing Corporation, and Transamerica Life Insurance Company. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the parties hereto have entered into a Participation Agreement dated May 7, 2001, as amended (the “Agreement”) and desire to modify certain provisions of the Agreement;

NOW, THEREFORE, in consideration of their mutual promises, the parties do hereby agree to amend the Agreement as follows:

1. Amendment to Article III. Article III (Offering Document and Reports) of the Agreement is hereby amended by adding a new Section 3.4 as follows:

“3.4. Summary Prospectuses.

(a) The parties acknowledge and agree that the Fund is not obligated to provide the Company with a summary prospectus with respect to a Portfolio (a “Fund Summary Prospectus”). Notwithstanding the foregoing, in the event that the Fund offers a Fund Summary Prospectus, the Sponsor represents and warrants that such Fund Summary Prospectus and the hosting of such Fund Summary Prospectus on a website maintained by the Sponsor or its agent in accordance with Rule 498 of the 1933 Act (“Rule 498”) will comply with all applicable state and federal securities laws. For purposes of this Section 3.4, “summary prospectus” shall have the meaning set forth in Rule 498.

(b) The parties acknowledge and agree that the Company, in its sole discretion, may elect to distribute a Fund Summary Prospectus, if issued by the Fund, to its Variable Insurance Product owners. In the event that the Company elects to distribute a Fund Summary Prospectus, the Company represents and warrants that it will comply with all laws and regulations applicable to the Company, the Accounts, or the Variable Insurance Products in connection with the use of such Fund Summary Prospectus.

(c) In the event that the Sponsor elects to discontinue the use of a Fund Summary Prospectus, the Sponsor agrees to use commercially reasonable efforts to provide the Company with prior notice of such discontinuation.”

2. Amendment to Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the revised Schedule A attached to this Amendment.

3. Amendment to Schedule B. Schedule B of the Agreement is hereby deleted in its entirety and replaced with the revised Schedule B attached to this Amendment.

4. No Other Modifications. Except as specifically modified herein, the Agreement remains in full force and effect in accordance with its terms. All references in the Agreement to the “Agreement” shall be deemed to be references to the Agreement as amended hereby. In the event of a conflict between the Agreement and this Amendment, it is understood and agreed that the provisions of this Amendment shall control.

5. Counterparts. This Agreement may be executed in any number of counterparts and/or by facsimile, each of which shall be deemed to be an original agreement but such counterparts shall together constitute one and the same instrument.

(Signatures on following page)

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

VANGUARD VARIABLE INSURANCE FUND	THE VANGUARD GROUP, INC.

By: /s/ Heidi Stam	By: /s/ Matthew R. Walker

Name: Heidi Stam	Name: Matthew R. Walker

Title: Secretary	Title: Principal

VANGUARD MARKETING	TRANSAMERICA LIFE
CORPORATION	INSURANCE COMPANY

By: /s/ Heidi Stam	By: /s/ Arthur D. Woods

Name: Heidi Stam	Name: Arthur D. Woods

Title: Senior Vice President	Title: Vice President

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and Date Established by Board of Directors	Contract Funded by Separate Account

PFL Corporate Account One August 10, 1998 (1940 Act Exclusion)	Advantage V Variable Adjustable Life Insurance Policy (1933 Act Exempt) Advantage VI Variable Adjustable Life Insurance Policy (1933 Act Exempt)

Transamerica Corporate Separate Account Sixteen June 16, 2003	Advantage X Variable Adjustable Life Insurance Policy

Transamerica Separate Account R3 November 23, 2009	Advantage R3 Variable Adjustable Life Insurance Policy

Separate Account VA X May 15, 2000	Flexible Premium Variable Annuity – I, under the marketing name “Transamerica Advisor Elite”

SCHEDULE B

PORTFOLIOS

The following Portfolios of the Vanguard Variable Insurance Fund shall be made available as investments underlying the Variable Insurance Products:

Money Market Portfolio

Total Bond Market Index Portfolio

Total Stock Market Index Portfolio

High-Yield Bond Portfolio

Short-Term Investment-Grade Portfolio

Balanced Portfolio

Diversified Value Portfolio

Equity Income Portfolio

Equity Index Portfolio

Growth Portfolio

Mid-Cap Index Portfolio

REIT Index Portfolio

Small Company Growth Portfolio

International Portfolio

Capital Growth Portfolio

Conservative Allocation Portfolio

Moderate Allocation Portfolio